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                                                                  EXHIBIT 1.A(1)

RESOLUTION: AUTHORIZATION AND ESTABLISHMENT OF SECURITY LIFE SEPARATE ACCOUNT L1
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BE IT RESOLVED, That the Executive Committee of the Board of Directors of
Security Life of Denver Insurance Company ("Company"), pursuant to the provisions of C.R.S. Section 10-7-402 of the Colorado Insurance Laws, hereby authorizes and directs the establishment of Security Life Separate Account L1 ("Separate Account L1") for the following use and purposes, and subject to such conditions as hereinafter set forth:

FURTHER RESOLVED, That Separate Account L1 is established for the purpose of providing a funding medium to support reserves under flexible premium adjustable life insurance policies, or other insurance contracts as may be issued by the Company and as the President, any Senior Vice President, any Vice President, or the Treasurer (such persons hereinafter referred to as the "Officers") may designate for such purpose ("Contracts"), and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such contracts.

FURTHER RESOLVED, That the income, gains and losses, realized or unrealized from assets allocated to Separate Account L1 shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

FURTHER RESOLVED, That the fundamental investment policy of Separate Account L1 shall be to invest or reinvest the assets of the Separate Account L1 in securities issued by investment companies registered under the Investment Company Act of 1940, as amended, as the Officers may designate pursuant to the provisions of the Contracts; and

FURTHER RESOLVED, That Separate Account L1 shall be divided into Investment Subdivisions, each Investment Subdivision in Separate Account L1 shall invest in the shares of a designated mutual fund portfolio, and net premiums under the Contracts shall be allocated to the eligible Portfolios set forth in the Contracts in accordance with instructions received from owners of the Contracts; and

FURTHER RESOLVED, That the Executive Committee of the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of Separate Account L1 as it may hereafter deem necessary or appropriate; and

FURTHER RESOLVED, That the President, any Senior Vice President, or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in Separate Account L1 or in any Investment Subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement of Separate Account L1's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time
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between the Company's general account and Separate Account L1 as deemed necessary or appropriate and consistent with the terms of the Contracts; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) Register Separate Account L1 as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register interests in the Contracts in such amounts, which may be an indefinite amount, as the Officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; (c) Take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Separate Account L1 in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any registration statements and amendments thereto, any undertakings, and any applications for exemptions, including any amendments thereto, from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the other, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account L1, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of Separate Account L1 and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, That Eugene L. Copeland, Senior Vice President, Secretary and General Counsel, and Stephan M. Largent, Vice President, Variable Life and Pr oduct Research and Development, are duly appointed as agent for service of process for the Company to receive communications and notices from the Securities and Exchange Commission; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, hereby is severally authorized on behalf of Separate Account L1 and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the policies, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which the Officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the Officers or legal counsel deem it to be in the best interests of Separate Account L1 and the Company; and
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FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, be and they hereby are, severally authorized in the names and on behalf of Separate Account L1 and the Company to execute and file irrevocable written consents on the part of Separate Account L1 and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account L1 and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, be, and hereby are, severally authorized to establish procedures under which the Company will institute procedures for providing a pass-through of voting rights for owners of the Contracts as required by applicable laws with respect to the shares of any investment companies which are held in Separate Account L1; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, are hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with SLD Equities, Inc. ("SLD Equities") or other qualified entity under which SLD Equities or such other entity will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account L1 and the design, issuance, and administration of the Contracts; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and

FURTHER RESOLVED, That the following Standards of Suitability which express the policy of the Company with respect to determining the suitability for applicants be adopted:

A. No recommendation shall be made to a potential applicant to purchase a variable life insurance policy and no variable life insurance policy shall be issued in the absence of reasonable grounds to believe that the purchase of such policy is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the agent making the recommendation.

B. Lapse rates for variable life insurance within the first two policy years which are significantly higher than both those encountered by the Company or any affiliate for corresponding fixed benefit life insurance policies and lapse rates of other insurers issuing variable life insurance policies shall be considered in determining whether the above guidelines adopted by the Company are reasonable and also whether the Company and its agents are engaging, as a general business practice, in the sale of variable life insurance to persons for whom it is unsuitable. For purposes of this
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     Clause B, conversions from variable life insurance to fixed benefit life insurance policies pursuant to the NAIC Model Variable Life Insurance Regulation shall not be considered lapses.

FURTHER RESOLVED, That the following Standards of Conduct with respect to variable life insurance separate accounts and variable life insurance operations be adopted:

A. With respect to variable life insurance separate accounts, neither the Company nor any affiliate shall (unless otherwise approved in writing in advance of the transaction by the insurance regulatory official of each state requiring such approval in which the Company shall be authorized to issue variable life insurance):

     1) sell to or purchase from any such separate account established by the Company any securities or other property, other than variable life insurance policies;

     2) purchase or allow to be purchased for any such separate account any securities of which the Company or any affiliate is the issuer;

     3) accept any compensation, other than regular salary or wages from the Company or an affiliate, for the sale or purchase of securities to or from any such separate account other than as provided in Clause B(3) below;

     4) engage in any joint transaction, participation, or common undertaking whereby the Company or an affiliate participates with such a separate account in any transaction in which the Company or any affiliate obtains an advantage in the price or quality of the item purchased, in the service received, or in the cost of such service and the Company or any other affiliate is disadvantaged in any of these respects by the same transaction; or

     5) borrow money or securities from any such separate account other than under a policy loan provision.

B.   No provision of this Statement shall be construed to prohibit:

     1) the investment of separate account assets in securities issued by one or more investment companies registered pursuant to the Investment Company Act of 1940 which are sponsored or managed by the Company or an affiliate and the payment of investment management or advisory fees on such assets;

     2) the combination of orders for the purchase or sale of securities for the Company, an affiliate, any separate accounts, or any one or more of them, which is for their mutual benefit or convenience, so long as any securities so purchased or the proceeds of any sale thereof are allocated among the participants on some predetermined basis expressed in writing which is designed to assure the equitable treatment of all participants;
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     3)   the Company or an affiliate to act as a broker or dealer in connection with the sale of securities to or by such separate account; however, any commission fee or remuneration charged therefore shall not exceed the minimum broker's commission established for any such transaction by any national securities exchange through which such transaction could be effected or where such charges are subject to negotiation or where no minimum charge is applicable; then such charge shall be consistent with the charges prevailing in the ordinary course of business in the community where such transaction is effected; or

     4) the rendering of investment management or investment advisory services by the Company or an affiliate for a fee, subject to any applicable variable life insurance regulation.

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The undersigned hereby certifies that she is the Assistant Secretary of
Security Life of Denver Insurance Company, a corporation organized and existing under the laws of the State of Colorado; that the foregoing is a true and correct copy of a resolution duly adopted by the Executive Committee of the Board of Directors on November 3, 1993; that passage of this resolution is in all respects legal and that this resolution remains in full force and effect as of this 16/th/ of June, 1995.
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                                      /s/ Irene M. Colorosa
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                                      Irene M. Colorosa
                                      Assistant Secretary